UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

Skins Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	000-51119 (Commission File Number)	20-4711789 I.R.S. Employer Identification No.)

1 Newark Street
Suite 25A
Hoboken New Jersey  07030
(Address of principal executive offices)

(201) 377-5502
(Registrant’s telephone number, including area code)

1115 Broadway, 12th Floor
New York, NY 10010
Telephone: (212) 710-2712
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" refer to Skins, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 1.01 Entry into a Definitive Material Agreement

On September 30, 2008, we entered into a trade finance facility with Ashford Finance and closed this facility on November 11, 2008. The trade finance facility provides for letters of credit (of a maximum term of 120 days) of up to three million dollars ($3,000,000), to enable us to fund the purchase of inventory for our Holiday 2008 and Spring 2009 seasons and for related general working capital purposes. The lines of credit carry an interest rate of Prime rate plus 3%. Ashford will receive an account management fee ranging from 3% to 2.25% based on an escalating scale of the amount borrowed. The lines of credit are secured by our receivables, inventory and related collateral. The Company noted that the line carries credit insurance from Coface to protect us against potential loss of receivables. In addition, Mark Klein, President, is serving as the personal guarantor for the revolving line. To date, no line of credit has been issued.

Item 7.01.  Regulation FD Disclosure.

A copy of the press release describing the transaction referenced herein is furnished as Exhibit 99.1 to this Current Report filed on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated October 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Skins Inc.

By:	/s/ Mark Klein
Mark Klein President and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)